UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	ETM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Principal Operating Officer.

On March 2, 2020, Louise C. Kramer resigned as Chief Operating Officer of Entercom Communications Corp. (the “Company”), effective May 5, 2020. Ms. Kramer has served as the Company’s Chief Operating Officer since May 2015. Ms. Kramer will continue to serve as an Executive Vice President of the Company until retiring upon the expiration of her employment agreement on December 31, 2020.

(c)    Appointment of Principal Operating Officer.

See disclosure in subsection (b) of this Item 5.02 which is incorporated herein by reference.

On March 2, 2020, the Company’s Board of Directors (the “Board”) determined that, effective May 5, 2020, Susan R. Larkin will be the Company’s new Chief Operating Officer.

Other than her employment agreement with the Company (described below), Ms. Larkin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission’s Regulation S-K (“Regulation S-K”).

In connection with her appointment as the Company’s Chief Operating Officer, Ms. Larkin subsequently entered into a new Employment Agreement, effective May 5, 2020 (the “Larkin Agreement”). The Larkin Agreement has an initial term of three years and auto-renews for successive one-year periods unless either party provides at least two months prior written notice. Under the Larkin Agreement, Ms. Larkin’s annual base salary will be $625,000 in year one, $650,000 in year two and $700,000 in year three, her annual cash bonus target will be $500,000 per year and her annual equity compensation target will be $400,000 per year (starting in 2021). The Larkin Agreement provides for a signing bonus of $75,000 (which is in lieu of any reimbursement(s) for moving and/or relocation expenses). The Larkin Agreement includes severance (upon termination without cause) of 12 months’ base salary and 12 months of restrictive covenants.

Ms. Larkin has served as a Corporate Regional President and Senior Vice President/Market Manager of the Company’s New York Market since April 2018. From October 2017 through April 2018, Ms. Larkin served as a Corporate Regional Vice President and Senior Vice President/Market Manager for the Company’s San Francisco Market. Prior to joining the Company in July 2017, Ms. Larkin served as Regional Vice President for Cox Media Group as well as Vice President and Market Manager in their Orlando and Jacksonville markets. Ms. Larkin currently serves as Chairman of the Board of Directors of The Radio Advertising Bureau as well as a Director of the Board of the New York Radio Market Association. She has held previous board director positions with The Florida Association of Broadcasters and The Ronald McDonald House Charities. Ms. Larkin holds a B.A in Broadcast Communications from State University of New York at Oswego. Ms. Larkin has been named to Radio Ink’s Most Influential Women and Best Managers lists for each of the last five years.

(d)    Election of New Director.

See disclosure in subsection (b) of this Item 5.02 which is incorporated herein by reference.

On March 2, 2020, the Board, upon the recommendation of the Board’s Nominating / Corporate Governance Committee, increased the size of the Board from nine to ten persons. The Board determined that the new directorship resulting from such increase is in Board Class I with a term expiring at the Company’s 2021 annual meeting of shareholders or until such Director’s successor is duly elected and qualified.

Following the increase in the size of the Board, the Board, upon the recommendation of the Board’s Nominating / Corporate Governance Committee, elected Louise C. Kramer as a Director of the Company to fill the newly created directorship. Ms. Kramer was not appointed to serve on any Board committee.

Ms. Kramer (age 64) has served as the Company’s Chief Operating Officer since May 2015. Ms. Kramer will step down as Chief Operating Officer, effective May 5, 2020, and will continue to serve an Executive Vice President of the Company until retiring upon the expiration of her employment agreement on December 31, 2020. Ms. Kramer previously served as the Company’s Station Group President from April 2013 through May 2015, one of the Company’s Regional Presidents from December 2007 through April 2013 and one of the Company’s Regional Vice Presidents from January 2000 through December 2007. Prior to joining the Company in January 2000, Ms. Kramer served as General Manager for CBS Radio in Chicago.

Ms. Kramer is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Kramer and any other persons pursuant to which she was selected as a Director of the Company.

Ms. Kramer is presently an employee of the Company and will continue to be compensated under her existing employment agreement until the expiration of such agreement on December 31, 2020. Effective January 1, 2021, Ms. Kramer will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy.

(e)(2)    Employment Agreement Amendment – Susan R. Larkin

See disclosure in subsection (c) of this Item 5.02 which is incorporated herein by reference.

(e)(1)    Employment Agreement Amendment – Robert Philips

On March 5, 2020, the Company entered into a new Employment Agreement with Robert Philips, effective April 1, 2020 (the “Philips Agreement”). Mr. Philips is the Company’s Chief Revenue Officer and will now also serve as the President of Entercom Audio Networks. The Philips Agreement has an initial term of three years and auto-renews for successive one-year periods unless either party provides at least two months prior written notice. Under the Philips Agreement, Mr. Philips’s annual base salary will be $600,000, which will increase annually by 2% (or more as determined by the Company in its sole discretion), his annual cash bonus target will be $325,000 per year and his annual equity compensation target will be $225,000 per year. The Philips Agreement includes severance (upon termination without cause) of 12 months’ base salary and 12 months of restrictive covenants (reduced to six months in certain circumstances).

The Philips Agreement removed language in Mr. Philip’s prior employment agreement that provided that “all future equity” grants would vest “50% on the second anniversary of the date of grant and 25% on each of the third and fourth anniversaries of the date of grant.” This language was replaced with language which affords more flexibility to the Company and now provides that such equity grants shall vest “as determined by the Compensation Committee of the Board in its discretion.”

The foregoing is a summary description of the material terms of the Philips Agreement. For further information regarding the terms and conditions of the Philips Agreement, reference is made to the complete text thereof which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued March 4, 2020.

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President and
General Counsel

Dated: March 6, 2020